UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

August 30, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 30, 2006, Extreme Networks, Inc. (the “Company”) announced that Mark Canepa has joined the Company as President and Chief Executive Officer. Prior to joining the Company, Mr. Canepa was with Sun Microsystems and served as executive vice president of the Network Storage Products Group. Prior to that role, he served in multiple vice president and general manager positions at Sun after joining the company in 1996. Mr. Canepa’s prior experience also includes several general manager positions at Hewlett-Packard Company, including development and marketing of the firm’s workstation products. Mr. Canepa’s educational background includes both a B.S. and M.S. in electrical engineering from Carnegie Mellon University, and he has also completed the University of Pennsylvania‘s Advanced Management Program at the Wharton School.

In connection with Mr. Canepa’s appointment as President and Chief Executive Officer, he will be paid an annual base salary of $480,000. Mr. Canepa will be eligible to participate in the Company’s fiscal year 2007 bonus plan with an annual bonus target of 70% of his base salary. In addition, Mr. Canepa will be granted a one-time option to acquire 850,000 shares of the Company’s Common Stock (the “Option”) at the current fair market value of the Company’s common stock as of August 30, 2006, his first date of employment with the Company. One-fourth of these shares shall vest one year after the commencement of Mr. Canepa’s employment with the Company, and the remaining shares will vest monthly over the following three years at a rate of 1/48th of the entire option each month, subject to Mr. Canepa’s continued employment with the Company. Mr. Canepa will also receive a one-time grant of 100,000 restricted stock units (the “RSU”) that will vest at the rate of 50% on August 15, 2008, and one-fourth of the remaining balance each six months thereafter, subject to Mr. Canepa’s continued employment with the Company. The vesting of the shares subject to the Option and the RSU may be accelerated upon a change of control, pursuant to the terms and conditions of the Company’s Executive Change in Control Severance Plan. In addition, in the absence of a change in control of the Company, in the event that Mr. Canepa is terminated without cause or suffers a material adverse change in his position or duties, subject to his execution of a release of claims against the Company, Mr. Canepa will be entitled to (i) 12 months of his base salary then in effect, (ii) a pro rata portion of his annual bonus for that fiscal year, (iii) acceleration of 12 months of vesting of the shares subject to the Option and the RSU, and (iv) reimbursement of 12 months of COBRA premiums. Mr. Canepa also received a sign-on bonus of $25,000 which must be repaid if Mr. Canepa voluntarily terminates his employment with the Company within 12 months. Mr. Canepa’s offer of employment letter is filed herewith as Exhibit 99.1 and incorporated herein by reference.

As previously announced in May 2006, concurrent with the appointment of Mr. Canepa, Gordon Stitt, the Company’s co-founder and previous President and Chief Executive Officer, assumed the position of Chairman of the Board. The previous Chairman, Mike West, will remain on the Company’s Board of Directors.

The press release announcing Mr. Canepa’s appointment is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Offer of Employment Letter from Extreme Networks to Mark Canepa

99.2	Press Release of Extreme Networks, Inc. dated August 30, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 5, 2006

EXTREME NETWORKS, INC.

By:	/s/ Michael J. Palu
Michael J. Palu
Vice President, Acting Chief Financial Officer

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